DELMARVA
                                                                       POWER
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Peter F. Clark                                800 King Street . P.O. Box 231
Assistant General Counsel                              Wilmington, DE  19899
                                                              (302) 429-3069
                                                          Fax (302) 429-3801


                                                            EXHIBIT 5-B
                                                            -----------


                                                  January 30, 1997


          Dale G. Stoodley, Esquire
          Delmarva Power & Light Company
          800 King Street
          P. O. Box 231
          Wilmington, Delaware  19899

                    Re: Registration on Form S-8 of 400,000 Shares of Common Stock to be Issued Pursuant to a
                         Long-Term Incentive Plan
                         ---------------------------------------------


          Dear Mr. Stoodley:

                    In connection with the registration by Delmarva Power & Light Company (the "Company") of 400,000 shares of its Common Stock, par value $2.25 per share (the "Shares"), under the Delmarva Power & Light Company Long-Term Incentive Plan (the "Plan") pursuant to the Registration Statement to be filed on Form S-8 on or about the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), the corporate proceedings and other actions taken by the Company with respect to the authorization and issuance of the Shares have been reviewed by me or taken under my advice and direction as Assistant General Counsel of the Company.

                    I am of the opinion, but only to the extent that the matters addressed in this opinion are governed by Virginia law, that when the Registration Statement on Form S-8 with respect to the Shares being filed with the Securities and Exchange Commission under the Act has been filed and become effective, and so long as the Order of the Virginia State Corporation Commission (Case No. PUA900014 dated March 27, 1990, which currently remains in full force and effect), or any subsequent Order or Orders of such commission is in effect, then:

                    (1) the Shares may be issued for the purposes and upon the terms stated in the Registration Statement; and

                    (2) when so issued and paid for, the Shares will be validly issued, fully paid and non-assessable capital stock of the Company.


                    I hereby consent to the use of this opinion as an exhibit to the Company's Registration Statement and to the use of my name therein.

                                             Very truly yours,

                                             /s/ Peter F. Clark

                                             Peter F. Clark